As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236965

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 19, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated April 28, 2020)

$125,000,000

Common Stock

We are offering $125,000,000 of shares of our common stock, par value $0.0001 per share.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “TCRR.” On January 15, 2021, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $32.80 per share.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company disclosure standards. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and in the related sections noted in the accompanying prospectus, and in the other documents that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to TCR[2] Therapeutics Inc. before expenses	$	$

(1)	See “Underwriting” for a description of compensation payable to the underwriters.

Delivery of the shares of common stock is expected to be made on or about                 , 2021. We have granted the underwriters an option for a period of 30 days to purchase up to an additional $18,750,000 of shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $                 and the total proceeds to us, before expenses, will be $                .

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Jefferies	Piper Sandler	BMO Capital Markets

Prospectus Supplement Dated                 , 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts and is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. We have suspended, and during the duration of this offering, we are no longer offering, any securities pursuant to the prospectus supplement filed with the Securities and Exchange Commission on March 6, 2020, relating to the offer and sale of shares of our common stock pursuant to the Open Market Sales Agreement with Jefferies LLC, dated March 6, 2020.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “TCR2,” “TCRR,” “the Company” and similar designations refer, collectively, to TCR2 Therapeutics Inc., a Delaware corporation.

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The “TCR2” name, and the TRuC and related images, logos and symbols appearing in this prospectus supplement and the accompanying prospectus are our properties, trademarks and service marks. Other marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, and in particular those factors referenced in the section “Risk Factors.”

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the timing of preclinical studies and clinical trials of gavo-cel, TC-110 and any other product candidates;

•	our need to raise additional funding before we can expect to generate any revenues from product sales;

•	our ability to submit our planned INDs, conduct successful clinical trials and obtain regulatory approval for gavo-cel, TC-110 or any other product candidates that we may identify or develop;

•	the ability of our TRuC-T cell platform to generate and advance additional product candidates;

•	our ability to establish an adequate safety, potency and purity profile for gavo-cel, TC-110 or any other product candidates that we may pursue;

•

our ability to manufacture gavo-cel, TC-110 or any other product candidate in conformity with our specifications and with the U.S. Food and Drug Administration’s requirements and to scale up manufacturing of our product candidates to commercial scale, if approved;

•	the implementation of our strategic plans for our business, any product candidates we may develop and our technology;

•	our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	the rate and degree of market acceptance and clinical utility for any product candidates we may develop;

•	our ability to use the proceeds of this offering in ways that increase the value of your investment;

•	our estimates regarding our expenses, future revenues, capital requirements and our needs for additional financing;

•	our ability to maintain and establish collaborations;

•	our ability to effectively manage our growth;

•	developments relating to our competitors and our industry, including the impact of government regulation;

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•	our estimates regarding the market opportunities for our product candidates;

•	the impact of the ongoing COVID-19 pandemic on our business, operations, strategy, goals and anticipated timelines;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our expectations regarding the time during which we will continue to be an emerging growth company or a smaller reporting company as defined in federal securities regulations;

•	our expected use of proceeds from this offering; and

•	our financial performance.

These statements are based on our management’s belief and assumptions and on information currently available to our management and although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, and involve known and unknown risks, uncertainties and other factors, including, without limitation, risks, uncertainties and assumptions regarding the impact of the COVID-19 pandemic on our business, operations, strategy, goals and anticipated timelines, our ongoing and planned preclinical activities, our ability to initiate, enroll, conduct or complete ongoing and planned clinical trials, our timelines for regulatory submissions and our financial position that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You are urged to carefully review the disclosures we make concerning these risks and other factors that may affect our business and operating results, which disclosures are incorporated herein by reference. These statements are based upon information available to us as of the date of this prospectus supplement and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to place undue reliance on these forward-looking statements. We do not intend, and undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless required by law to do so.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference, along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Company Overview

We are a clinical-stage immunotherapy company with a pipeline of novel T cell therapies intended to benefit patients suffering from cancer by overcoming the limitation of chimeric antigen receptor T (CAR-T) cell therapies and engineered T cell therapies that use the full T cell receptor (TCR-T cells). Our proprietary TCR Fusion Construct T cells (TRuC-T cells) are engineered to specifically recognize and kill cancer cells by harnessing the entire T cell receptor (TCR) signaling complex, which we believe is essential for T cell therapies to be effective in patients with solid tumors.

We have designed our TRuC-T cells so that tumor cell recognition does not require human leukocyte antigens (HLA), which provides two important additional benefits. First, in contrast to current engineered TCR-T cells, our technology is designed so that it can be applied to all patients that express the cancer surface antigen irrespective of HLA subtype, which we believe will allow us to address a significantly larger patient population. Second, HLA is downregulated or lost in many tumors which can prevent their recognition by T cells and lead to diminished response rates and higher relapse rates. We therefore believe our approach will allow us to deliver the first HLA-independent TCR-T cell therapy for patients with solid tumors. We also believe that our product candidates have the potential to improve upon the efficacy and safety of currently approved CAR-T cell therapies in CD19-positive B-cell hematological malignancies. This belief is based on preclinical studies comparing our product candidates to CAR-T cells that we engineered.

Our lead TRuC-T cell targeting solid tumors is gavocabtagene autoleucel (gavo-cel or TC-210). We are conducting our Phase 1/2 clinical trial for gavo-cel to treat patients with non-small cell lung cancer (NSCLC), ovarian cancer, malignant pleural/peritoneal mesothelioma and cholangiocarcinoma. We estimate the patient population for gavo-cel in the four indications which we are exploring in our clinical trial is up to 80,000 patients in the United States alone. In our preclinical studies, gavo-cel has demonstrated better anti-tumor activity, longer persistence, and lower cytokine release compared to CAR-T cells we engineered with the same mesothelin binder. We anticipate an interim update of the Phase 1 portion of the gavo-cel Phase 1/2 trial in the first half of 2021.

Our lead TRuC-T cell targeting hematological malignancies is TC-110. We initiated our Phase 1/2 clinical trial for TC-110 in March 2020 to treat patients with adult acute lymphoblastic leukemia (aALL) and with aggressive or indolent non-Hodgkin lymphoma (NHL). These are indications for which CAR-T cells have either not been approved (indolent NHL), have proven too toxic (aALL) or have benefitted only a minority of patients (aggressive NHL). In our preclinical studies of TC-110, we have observed better anti-tumor activity, improved persistence and lower cytokine release compared to CAR-T cells we engineered to target CD19. We anticipate an interim update of the Phase 1 portion of the TC-110 Phase 1/2 clinical trial in 2021.

In addition to our two lead clinical programs, we are expanding our pipeline by utilizing our versatile platform to address some of the primary challenges to cell therapies such as the hostile and immunosuppressive tumor microenvironment. These include enhancements, such as dual targeting TRuC-T cells and other accessories to combat the tumor microenvironment, new targets for which we believe TRuC-T cells offer advantages to existing therapeutic modalities, and allogeneic, or off-the-shelf, TRuC-T cell approaches to simplify manufacturing, reduce cost of therapy, and improve access to our therapies for patients. We are expanding our TRuC-T cell platform to address other solid and hematological tumor types and as such, we are developing new TRuC-T cells for what we believe are the most promising targets.

Our TRuC platform originated from the work of our scientific founder, Dr. Patrick Baeuerle, a leading immunologist who developed the world’s first bispecific antibody, Blincyto®. We have assembled a scientific team with deep translational medicine, manufacturing and immunotherapy expertise to develop optimally designed TRuC-T cells to treat patients suffering from a wide range of hematologic cancers and solid tumors. Our management team brings extensive experience in cell therapy, including CAR-T and TCR-T cells, and all phases of drug discovery and development gained at large pharmaceutical and biotechnology companies, and we believe they will enable us to continue advancing our pipeline and expanding the capabilities of our platform.

Recent Developments

Data Updates

On December 13, 2020, we announced positive interim data from the ongoing Phase 1 portion of the gavo-cel Phase 1/2 clinical trial for mesothelin-expressing solid tumors. As of the November 24, 2020 data cutoff, three PRs according to RECIST 1.1 criteria have been recorded among the first eight patients treated on study, with our first ovarian cancer patient having achieved a confirmed partial response, or PR, in target lesions and a complete response in a non-target lesion through month six. This patient developed new lesions beginning after month three, however, and is rated by RECIST as having progressive disease beginning with month four. In addition, the first patient treated at a higher gavo-cel dose (1x108/m2) without lymphodepletion achieved stable disease through two months without any significant toxicities, which has allowed patients to start treatment at that dose with the addition of lymphodepletion. The toxicity profile remains manageable with only two patients to date exhibiting gavo-cel-related non-hematologic grade >2 toxicity and no evidence of neurotoxicity or on-target, off-tumor toxicity. Translational data further demonstrated TRuC-T cell expansion and cytokine induction in all patients.

The primary objectives of the Phase 1 portion of the study are to define the safety profile of gavo-cel in patients whose tumors overexpress mesothelin and to determine the recommended Phase 2 dose (RP2D). Secondary objectives include overall response rate (ORR) and disease control rate (DCR). Exploratory objectives include the assessment of expansion, tumor infiltration, and persistence of gavo-cel.

Summary of trial conduct, baseline characteristics and gavo-cel dose:

•

Safety Protocol: The new clinical trial protocol amendment allows the intra-cohort safety observation periods to be reduced to 14 days from 28 days, allowing the testing of a gavo-cel dose over a minimum of 56 days compared to the previous 84 days.

•	Screening: Forty-five percent of patients met the mesothelin expression cut-off as defined per protocol.

•	Manufacturing: Gavo-cel products meeting protocol defined specifications have been manufactured successfully for each patient for whom apheresis material was sent into production.

•

Patient Characteristics: Eight patients received gavo-cel including seven with mesothelioma and one with ovarian cancer with a median age of 65 years (range, 36-84 years). The median number of prior therapies was 5.5 (range, 3-9), including immune checkpoint inhibitor therapy (n=6) and anti-mesothelin therapies (n=3).

•	Gavo-cel Dose: The eight patients disclosed to date have received gavo-cel at the following dose level (DL):

•	DL 0: 5x10[7] cells/m2 without lymphodepletion – 1 mesothelioma

•	DL 1: 5x10[7] cells/m2 following lymphodepletion – 5 mesothelioma and 1 ovarian cancer

•	DL 2: 1x10[8] cells/m2 without lymphodepletion – 1 mesothelioma

Key clinical findings from the first eight patients treated with gavo-cel:

•

Safety: Gavo-cel was generally well tolerated, with no patients experiencing neurotoxicity or on-target, off-tumor toxicities. Two (25%) patients experienced Cytokine Release Syndrome (CRS) grade 3, which was successfully managed with tocilizumab and corticosteroids.

•

Clinical Activity: All eight patients have had at least one disease response assessment. The DCR was 100%, with all patients experiencing tumor regression. The median decrease in the sum of diameters of target lesions was 43% (range, 5% to 75%). The ORR was 38% (2 confirmed and 1 unconfirmed PRs) according to RECIST v1.1 criteria, including one patient who achieved a complete metabolic response. One patient’s reported 5% decrease in the sum of diameters of target lesions is based on investigator observation and was not confirmed by central imaging review.

•

Translational Data: Peak gavo-cel expansion (Cmax) occurred between days 7 and 23. Cmax increased when gavo-cel was administered following lymphodepletion. The median peak gavo-cel expansion was 811.9 copies/µg of genomic DNA (range, 520 to 5,901 copies/µg). Cytokine induction post-gavo-cel infusion was observed in all evaluable patients, which is indicative of mesothelin target engagement.

About the Phase 1/2 Clinical Trial in Advanced Mesothelin-Expressing Solid Tumors

The Phase 1/2 clinical trial (NCT03907852) is evaluating the safety and efficacy of gavo-cel, TCR2’s T cell receptor fusion construct directed against mesothelin. The trial is enrolling patients with mesothelin expressing NSCLC, ovarian cancer, cholangiocarcinoma, and malignant pleural/peritoneal mesothelioma. The Phase 1 dose escalation portion of the clinical trial utilizes a modified 3+3 design with four increasing gavo-cel doses. At each dose, gavo-cel will be tested in two separate dose levels: first without lymphodepletion and then following lymphodepleting chemotherapy. The Phase 1 portion of the clinical trial is ongoing.

In the Phase 2 portion of the clinical trial, approximately 50 patients are planned to receive gavo-cel at the RP2D in four distinct cohorts according to their cancer diagnosis: NSCLC, ovarian cancer, malignant pleural/peritoneal mesothelioma and cholangiocarcinoma. Each cohort will include ten patients, except the NSCLC cohort which will include 20 patients with eight patients to receive gavo-cel as single agent and 12 patients to receive gavo-cel in combination with a programmed cell death 1 (PD-1) blocking antibody.

About Mesothelin-Expressing Solid Tumors

Mesothelin is a cell-surface glycoprotein highly expressed in a wide range of solid tumors, including malignant pleural/peritoneal mesothelioma, ovarian cancer, cholangiocarcinoma, breast cancer, pancreatic cancer and others. Overexpression of mesothelin is associated with poorer prognosis in some cancers due to its active role in both malignant transformation and tumor aggressiveness by promoting cancer cell proliferation, invasion, and metastasis. Of the wide range of solid tumors expressing mesothelin, non-small cell lung cancer, ovarian cancer, mesothelioma and cholangiocarcinoma represent a patient population up to 80,000 annually in the United States alone.

ElevateBio

In November 2020, we announced a partnership with ElevateBio, LLC, or ElevateBio, a Cambridge, MA-based creator and operator of a portfolio of innovative cell and gene therapy companies. The agreement with ElevateBio provides us access to ElevateBio BaseCamp, its centralized 140,000 square foot, world-class cell and gene therapy manufacturing facility based in Waltham, MA. The BaseCamp partnership enables us to establish additional manufacturing capacity and technical capabilities in the United States, in addition to its existing Stevenage, United Kingdom, manufacturing facility, and will support the Phase 2 expansion portion of the gavo-cel Phase 1/2 clinical trial once a recommended Phase 2 dose is defined.

Impact of the COVID-19 Pandemic

We have been carefully monitoring the COVID-19 pandemic and its potential impact on our business and have taken important steps to help ensure the safety of employees and their families and to reduce the spread of COVID-19 in our communities while balancing our commitment to conduct our clinical trials. We have requested that our employees work from home if they are able to perform their duties remotely and limited the number of on-site employees to allow for proper social distancing in our offices and laboratories. For those employees on-site, we have implemented stringent safety measures designed to comply with applicable federal, state and local guidelines instituted in response to the COVID-19 pandemic. We have also maintained efficient communication with our partners and clinical sites as the COVID-19 situation has progressed. We have taken these precautionary steps while maintaining business continuity so that we can continue to progress our programs. COVID-19 has significantly impacted the global healthcare system, including the conduct of clinical trials as medical institutions prioritize the treatment of those afflicted with COVID-19. We continue to closely monitor the adverse impact of the COVID-19 pandemic on our operations and ongoing clinical and preclinical development.

The effect of the COVID-19 pandemic on our development timelines for gavo-cel and TC-110, and our ability to begin clinical manufacturing in the UK, is uncertain. We believe that we have been able, as of the date of this prospectus supplement, to mitigate some of the impact from the COVID-19 pandemic on our ongoing clinical programs, however, we have been affected. As of the date of this prospectus supplement, we have been able to provide the following program updates, all of which may continue to be impacted by the COVID-19 pandemic:

•	We expect to provide an interim update of the Phase 1 portion of the gavo-cel Phase 1/2 clinical trial in the first half of 2021;

•	we expect to provide an interim update of the Phase 1 portion of the TC-110 Phase 1/2 clinical trial in 2021; and

•	we expect our manufacturing facility in Stevenage, UK to provide clinical trial supply by the middle of 2021.

The future impact of the COVID-19 pandemic on our industry, the healthcare system, clinical trials and our current and future operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, as well as the effect of any relaxation of current restrictions within the Cambridge community or regions in which our partners and clinical sites are located, and the direct and indirect economic effects of the pandemic and containment measures, among others. See “Risk Factors” for a discussion of the potential adverse impact of COVID-19 on our business, results of operations and financial condition.

Certain Preliminary Financial Results

We estimate that our cash, cash equivalents and investments were approximately $228.0 million as of December 31, 2020. These financial results are only preliminary estimates and are based on information available to management as of the date of this prospectus supplement and these estimates could change. See “Risk Factors—Risks Related to This Offering and Our Common Stock—Our preliminary financial results represent management’s current estimates and are subject to change.” Our actual financial results as of December 31, 2020 are subject to the completion of our financial statements as of and for such period. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates and accordingly do not express an opinion or any other form of assurance with respect thereto. Complete results as of December 31, 2020 will be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Corporate History and Information

We were incorporated under the laws of the State of Delaware in May 2015 under the name TCR2, Inc. On November 14, 2016, we changed our name to TCR2 Therapeutics Inc. Our principal executive office is located at 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142, and our telephone number is (617) 949-5200. Our website address is www.tcr2.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Additionally, you should not rely on any such information in making your decision whether to purchase our common stock. Our common stock trades on The Nasdaq Global Select Market under the symbol “TCRR.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common stock offered by us	$125,000,000 of shares of our common stock.

Common stock to be outstanding after this offering	shares (or shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days to purchase up to an additional $18,750,000 of shares of our common stock from us.

Use of Proceeds	We estimate that the net proceeds to us from the shares sold by us to the underwriters in this offering, after deducting estimated offering expenses payable by us, will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares in full). Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering primarily:

(i) For expansion of our manufacturing activities and capabilities to support ongoing and future clinical trials and potential commercial launch;

(ii) To fund research and development activities and IND-enabling research for preclinical TRuC programs;

(iii) To continue clinical development of gavo-cel in mesothelin expressing solid tumors and TC-110 in CD19 expressing hematologic malignancies through completion of our ongoing Phase 1/2 trials;

(iv) For potential strategic acquisitions of complementary businesses, assets, services or technologies; and

(v) The reminder for working capital, capital expenditures and other general corporate purposes.

See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

The Nasdaq Global Select Market symbol	“TCRR”

All information in this prospectus supplement related to the number of shares of our common stock to be outstanding immediately after this offering is based on 33,397,669 shares of our common stock outstanding as of September 30, 2020, which includes 17,456 shares of unvested restricted stock and excludes:

•	1,763,280 shares of common stock issuable upon exercise of options issued under our 2015 Stock Option and Grant Plan at a weighted-average exercise price of $3.87 per share;

•	2,368,652 shares of common stock issuable upon exercise of options issued under our 2018 Stock Option and Incentive Plan at a weighted-average exercise price of $15.46 per share;

•	203,676 shares of common stock issuable upon the exercise of warrants to purchase common stock at an exercise price of $0.74 per share;

•	8,017 of common stock issuable upon the exercise of outstanding options issued outside of our 2015 Plan at an exercise price of $0.74 per share;

•	1,698,837 shares of common stock reserved for issuance under our 2018 Stock Option and Incentive Plan; and

•	275,522 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

•	no exercise of outstanding stock options after September 30, 2020; and

•	no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related To Our Business

The current outbreak of novel coronavirus, or COVID-19, has caused, and could continue to cause, severe disruptions in the U.S., regional and global economies and could seriously harm our development efforts, increase our costs and expenses and have a material adverse effect on our business, financial condition and results of operations.

Public health pandemics or outbreaks could adversely impact our business. In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China and has since spread to several other countries, including the United States and European countries, with infections and deaths reported globally. To date, the COVID-19 pandemic has caused widespread disruptions to the U.S. and global economy and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak is continually evolving and, as additional cases of the virus are identified, many countries, including the U.S., have reacted by instituting quarantines, restrictions on travel and mandatory closures of businesses. Certain states and cities, including where we or the third parties with whom we engage operate, have also reacted by instituting quarantines, restrictions on travel, “shelter in place” rules, restrictions on types of business that may continue to operate and/or restrictions on the types of construction projects that may continue.

The extent to which the COVID-19 pandemic impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of such pandemic, the actions taken to contain the pandemic or mitigate its impact, as well as the effect of any relaxation of current restrictions within the Cambridge community or regions in which our partners and clinical sites are located, and the direct and indirect economic effects of the pandemic and containment measures, among others. The rapid development and fluidity of this situation precludes any prediction as to the full adverse impact of the COVID-19 pandemic. Nevertheless, the COVID-19 pandemic may adversely affect our business, financial condition and results of operations, and it has had, and may continue to have, the effect of heightening many of the risks described in this prospectus supplement, including but not limited to the below.

•

The COVID-19 pandemic has had, and will likely continue to have, an impact on various aspects of our ongoing clinical trials. We remain in active dialog with our contract research organizations, or CROs, and clinical sites to minimize the impact of this pandemic to our gavo-cel and TC-110 Phase 1/2 clinical trials without adversely impacting the safety of patients. Despite our best efforts, it may prove difficult to continue to treat patients in a timely manner and activation of new sites could be delayed, particularly for our clinical trial sites in areas with high rates of community spread. While we are committed to providing an interim update of the Phase 1 portion of the TC-110 Phase 1/2 clinical trial in 2021, the effect of the COVID-19 pandemic may impact the exact timing or content of these interim updates.

•

Other potential impacts of the COVID-19 pandemic on our various clinical trials include patient dosing and study monitoring, which may be paused or delayed due to changes in policies at various clinical sites, federal, state, local or foreign laws, rules and regulations, including quarantines or other travel restrictions, prioritization of healthcare resources toward pandemic efforts, including diminished attention of physicians serving as our clinical trial investigators and reduced availability of site staff supporting the conduct of our clinical trials, interruption or delays in the operations of the FDA or other reasons related to the COVID-19 pandemic. If the COVID-19 pandemic continues, other aspects of our clinical trials may be adversely affected, delayed or interrupted, including, for example, site initiation, patient recruitment and enrollment, availability of clinical trial materials and data analysis. Some patients and clinical investigators may not be able to comply with clinical trial protocols and patients may choose to withdraw from our studies or we may have to pause enrollment or we may choose to or be required to pause enrollment and or patient dosing in our ongoing clinical trials in order to preserve health resources and protect trial participants. It is unknown how long these pauses or disruptions could continue.

•

We currently rely on third parties, including our CROs, and our contract manufacturing organizations, or CMOs, and other contractors and consultants to, among other things, conduct our preclinical studies and clinical trials, manufacture raw materials, manufacture and supply our product candidates, ship clinical trial samples, perform quality testing and supply other goods and services to run our business. If any such third party is adversely impacted by restrictions resulting from the COVID-19 pandemic, including staffing shortages, production slowdowns and disruptions in delivery systems, our supply chain may be disrupted, which could limit our ability to manufacture our product candidates for our clinical trials and conduct our research and development operations.

•

Our manufacturing suite at Catapult in Stevenage, UK is now operational, and, subject to the impact of the COVID-19 pandemic, we expect our manufacturing facility in Stevenage, UK to provide clinical trial supply by the middle of 2021. However, our ability to manufacture our product candidates at Catapult for our clinical trials will depend on, among other factors, receiving appropriate approvals and clearance from the UK’s Medicines and Healthcare Products Regulatory Agency (MHRA). Limited MHRA resources and a focus on the COVID-19 pandemic may delay the MHRA’s review and approval of our manufacturing suite, and affect our expected manufacturing timelines.

•

We have requested that our employees work from home if they are able to perform their duties remotely and limited the number of on-site employees to allow for proper social distancing in our offices and laboratories. Our increased reliance on personnel working from home may negatively impact productivity, or disrupt, delay, or otherwise adversely impact our business. In addition, this could increase our cyber security risk, create data accessibility concerns and make us more susceptible to communication disruptions, any of which could adversely impact our business operations or delay necessary interactions with local and federal regulators, ethics committees, manufacturing sites, research or clinical trial sites and other important agencies and contractors.

•

Governmental authorities may modify or expand current “shelter-in-place” advisories or other similar local restrictions and further limit our laboratory operations. Our employees may have limited or no access to our laboratory for an extended period of time and, as a result, this could delay timely completion of preclinical activities, including conducting Investigational New Drug, or IND-, enabling studies or our ability to select future development candidates, and initiation of additional clinical trials for our other product candidates.

•

Certain government agencies, such as health regulatory agencies and patent offices, within the U.S. or internationally may experience disruptions in their operations as a result of the COVID-19 pandemic. The Food and Drug Administration, or FDA, and comparable foreign regulatory agencies may have slower response times or be under-resourced to continue to monitor our clinical trials and, as a result, review, inspection and other timelines may be materially delayed. It is unknown how long these disruptions could continue, were they to occur. Any elongation or de-prioritization of our clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of our product candidates.

•

The trading prices for our common stock and those of other biopharmaceutical companies have been highly volatile as a result of the COVID-19 pandemic. As a result, we may face difficulties raising capital through sales of our common stock or such sales may be on unfavorable terms. In addition, a recession, depression or other sustained adverse market event resulting from the COVID-19 pandemic could materially and adversely affect our business and the value of our common stock.

Risks Related To This Offering and Our Common Stock

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase or maintain the value of your investment.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior at the time of sale. Assuming that an aggregate of            shares of our common stock are sold at the public offering price of $             per share, for aggregate gross proceeds of $            , after deducting commissions payable by us, investors in this offering would experience immediate dilution of $            per share, representing the difference between our as-adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering and the assumed offering price.

This dilution is due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering and the exercise of stock options granted to our employees, directors and consultants. In addition, we have a significant number of stock options outstanding. The exercise of any of these outstanding options would result in further dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock.

Future issuances of common stock or common stock-related securities, together with the exercise of outstanding stock options, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital may be needed in the future to continue our planned operations, including conducting clinical trials, expanded research and development activities, and costs associated with operating as a public company. To raise capital, we may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences, and privileges senior to the holders of our common stock, including shares of common stock sold in this offering.

In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Stockholders who had invested in the Company prior to our initial public offering continue to hold a substantial number of shares of our common stock that many of them are now able to sell in the public market. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on The Nasdaq Global Select Market.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability, as well as political and economic conditions in the U.S. and abroad, have contributed to the extreme volatility of the markets, which may have an effect on the market price of our common stock.

Our preliminary financial results represent management’s current estimates and are subject to change.

The preliminary financial results contained in “Prospectus Supplement Summary—Certain Preliminary Financial Results” are only preliminary estimates and are based on information available to management as of the date of this prospectus supplement and these estimates could change. Our actual financial results as of December 31, 2020 are subject to the completion of our financial statements as of and for such period. Such actual financial results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results as of December 31, 2020 may differ materially from the preliminary financial results we have provided as a result of the completion of our final adjustments, audit by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates and accordingly do not express an opinion or any other form of assurance with respect thereto. Complete results as of December 31, 2020 will be included in our Annual Report on Form 10-K for the year ended December 31, 2020. See the other risks described in this section and “Cautionary Statement Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report as of December 31, 2020.

USE OF PROCEEDS

Based on the public offering price of $             per share, we estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $            million, or $            million if the underwriters exercise in full their option to purchase additional shares.

The principal purpose of this offering is to obtain additional capital to support our operations. We expect to use the net proceeds of this offering, in addition to our existing cash resources, as follows:

•	for expansion of our manufacturing activities and capabilities to support our ongoing and future clinical trials and potential commercial launch;

•

to continue the development of our lead product candidate, gavo-cel, targeting mesothelin-positive solid tumors, through the completion of our ongoing Phase 1/2 clinical trial in patients with mesothelin-positive non-small cell lung cancer, ovarian cancer, malignant pleural/peritoneal mesothelioma and cholangiocarcinoma as well as expansion into other mesothelin expressing solid tumors;

•

to continue the development of our product candidate, TC-110, targeting CD19-positive B-cell hematological malignancies through the completion of our ongoing Phase 1/2 clinical trial in patients with adult acute lymphoblastic leukemia (aALL) and with aggressive or indolent non-Hodgkin lymphoma (NHL);

•	to fund the continued development of our TRuC-T cell platform;

•

for potential strategic acquisitions of complementary businesses, assets, services or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions; and

•

the remaining proceeds, if any, to fund new and ongoing research and development activities, working capital and other general corporate purposes, which may include funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company.

Our expected use of net proceeds from this offering is based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our commercialization and development activities, feedback from regulatory authorities, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our drug candidates, and any unforeseen cash needs. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the remaining net proceeds to us from this offering. Accordingly, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation instruments, including high quality, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2020 was approximately $252.3 million, or approximately $7.56 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2020.

Dilution in net tangible book value per share to new investors participating in this offering represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. After giving effect to the sale by us of              shares of our common stock in this offering at a public offering price of $             per share, and after deduction of commissions payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $             million, or approximately $             per share of common stock. This represents an immediate increase in net tangible book value of $             per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $             per share of common stock to investors participating in this offering at the assumed offering price.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this per share dilution:

Public offering price per share			$
Net tangible book value per share as of September 30, 2020		$7.56
Increase in net tangible book value per share attributable to new investors attributable to this offering	$

As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering

Dilution in net tangible book value per share to new investors participating in this offering			$

The information above and in the foregoing table is based upon 33,397,669 shares of our common stock outstanding as of September 30, 2020, which includes 17,456 shares of unvested restricted stock subject to repurchase by us. The information above and in the foregoing table excludes, as of September 30, 2020:

•	1,763,280 shares of common stock issuable upon exercise of options issued under our 2015 Stock Option and Grant Plan at a weighted-average exercise price of $3.87 per share;

•	2,368,652 shares of common stock issuable upon exercise of options issued under our 2018 Stock Option and Incentive Plan at a weighted-average exercise price of $15.46 per share;

•	203,676 shares of common stock issuable upon the exercise of warrants to purchase common stock at an exercise price of $0.74 per share;

•	8,017 of common stock issuable upon the exercise of outstanding options issued outside of our 2015 Plan at an exercise price of $0.74 per share;

•	1,698,837 shares of our common stock reserved for future issuance under the 2018 Plan; and

•	275,522 shares of common stock reserved for the future issuance under the 2018 ESPP.

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options are exercised, new options are issued under our equity incentive plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, investments and capitalization as of September 30, 2020:

•	on an actual basis; and

•

on an as adjusted basis, giving effect to the sale of              shares of common stock by us in this offering at the public offering price of $            per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus from our annual report on Form 10-K for the fiscal year ended December 31, 2019 and our subsequent quarterly reports on Form 10-Q, and incorporated by reference herein and therein.

	As of September 30, 2020
	Actual	As Adjusted
	(unaudited) (in thousands of dollars except share data)
Cash and cash equivalents	$101,614	$
Short-term investments	145,109
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized and no shares issued and outstanding as of September 30, 2020	—
Common stock, par value $0.0001; 150,000,000 shares authorized as of September 30, 2020; 33,380,211 shares issued and outstanding as of September 30, 2020, actual and shares issued and outstanding as of September 30, 2020, as adjusted	3
Additional paid in capital	483,433
Accumulated deficit	(231,264)
Accumulated other comprehensive income	191

Total stockholders’ equity	252,363

Total capitalization	$260,850	$

The information above is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

The actual and adjusted information set forth in the table above excludes the following:

•	1,763,280 shares of common stock issuable upon exercise of options issued under our 2015 Stock Option and Grant Plan at a weighted-average exercise price of $3.87 per share;

•	2,368,652 shares of common stock issuable upon exercise of options issued under our 2018 Stock Option and Incentive Plan at a weighted-average exercise price of $15.46 per share;

•	203,676 shares of common stock issuable upon the exercise of warrants to purchase common stock at an exercise price of $0.74 per share;

•	8,017 of common stock issuable upon the exercise of outstanding options issued outside of our 2015 Plan at an exercise price of $0.74 per share;

•	1,698,837 shares of common stock reserved for issuance under our 2018 Stock Option and Incentive Plan; and

•	275,522 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) of our common stock that is for U.S. federal income tax purposes:

•	a non-resident alien individual;

•

a corporation or other organization taxable as a corporation for U.S. federal income tax purposes that is created or organized in or under laws other than the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is not subject to U.S. federal income tax on a net income basis; or

•

a trust the income of which is not subject to U.S. federal income tax on a net income basis and that (1) is not subject to the primary supervision of a court within the United States or over which no U.S. persons have authority to control all substantial decisions and (2) has not made an election to be treated as a U.S. person.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, and current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the application of Section 451 of the Code with respect to conforming the timing of incoming accruals to financial statements, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	regulated investment companies;

•	pension plans;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that own, or are deemed to own, more than 5% of our common stock;

•	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•	certain U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Distributions on Our Common Stock

Distributions, if any, on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA,” a non-U.S. holder generally will not be subject to any U.S.

federal income tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is treated for U.S. federal income tax purposes as present in the United States for an aggregate of 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements—FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to payments of proceeds from sales or other dispositions of our common stock, although under proposed U.S. Treasury Regulations no withholding would apply to payments of gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, Jefferies LLC, Piper Sandler & Co. and BMO Capital Markets Corp. are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
Jefferies LLC
Piper Sandler & Co
BMO Capital Markets Corp.

Total

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional                shares from us. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase                additional shares from us.

Paid by TCR2 Therapeutics Inc.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $                per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed for a period of 90 days after the date of this prospectus supplement not to, subject to limited exceptions, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Goldman Sachs & Co. LLC and Jefferies LLC. Notwithstanding the foregoing, we may file a new shelf registration statement during the 90-day period, although we have agreed not to offer or sell any shares pursuant to this shelf registration statement during such period.

Our executive officers and directors have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, will not dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock, except with the prior written consent of Goldman Sachs & Co. LLC and Jefferies LLC.

Notwithstanding the restrictions described above, under the lock-up agreements, our executive officers and directors may:

•

transfer shares of our common stock to us upon the exercise of options or warrants during the restricted period to cover tax withholding obligations in connection with such exercise or for the primary purpose of paying the exercise price of options or warrants to acquire shares, in each case pursuant to a stock option, stock bonus or other stock plan or arrangement or warrants existing as of the date hereof or described in this prospectus supplement;

•

establish a trading plan pursuant to Rule 10b5-1 of the Exchange Act, provided that no sales or other dispositions of shares of our common stock or any options or warrants or other rights to acquire shares of our common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, shares of our common stock, hereinafter collectively referred to as “Related Securities,” may occur under such plan during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or made during the restricted period;

•

sell or transfer shares of our common stock or other securities during the restricted period pursuant to an existing written trading plan pursuant to Rule 10b5-l of the Exchange Act, provided that no amendments or other modifications are made to such plans during the restricted period and that, to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of such executive officers or directors or us regarding such sales or transfers, such announcement or filing shall include a statement to the effect that the sale or transfer was made pursuant to a trading plan pursuant to Rule 10b5-l of the Exchange Act;

•

transfer shares of our common stock pursuant to a bona fide third-party offer for all outstanding voting stock of our company, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties; or

•	transfer or dispose of any shares or Related Securities acquired in open market transactions after the completion of the offering contemplated hereby.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “TCRR”.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $                 .

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no common shares (the “Shares”) have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall require the company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the company or the selling stockholders; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Cooley LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of TCR2 Therapeutics Inc. as of December 31, 2019 and 2018, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.tcr2.com. The information contained on our website is not incorporated by reference into this prospectus supplement and, therefore, is not part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus supplement referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We incorporate by reference the documents listed below that we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 14, 2020, for the quarter ended June  30, 2020 filed with the SEC on August 12, 2020 and for the quarter ended September 30, 2020 filed with the SEC on November 12, 2020;

•	our Current Reports on Form 8-K filed with the SEC on April 15, 2020, May 4, 2020, July 27, 2020, July 31, 2020, October 2, 2020, December 14, 2020 and January 19, 2021;

•	the description of our common stock contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2019; and

•

all future documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this prospectus supplement, prior to the termination of the offering of the underlying securities; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: TCR2 Therapeutics Inc., 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $300,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.

We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “TCRR.” On March 5, 2020, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $11.37 per share. Our principal executive offices are located at 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 28, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation By Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

As used in this prospectus, unless the context otherwise requires, references to the “company,” “TCR2,” “we,” “us” and “our” refer to TCR2 Therapeutics Inc. and, where appropriate, our subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2018, which is on file with the SEC and is incorporated herein by reference and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the timing of preclinical studies and clinical trials of TC-210, TC-110 and any other product candidates;

•	our need to raise additional funding before we can expect to generate any revenues from product sales;

•	our ability to submit our planned INDs and conduct successful clinical trials or obtain regulatory approval for TC-210, TC-110 or any other product candidates that we may identify or develop;

•	the ability of our TRuC-T cell platform to generate and advance additional product candidates;

•	our ability to establish an adequate safety, potency and purity profile for TC-210, TC-110 or any other product candidates that we may pursue;

•

our ability to manufacture TC-210, TC-110 or any other product candidate in conformity with our specifications and the U.S. Food and Drug Administration’s requirements and to scale up manufacturing of our product candidates to commercial scale, if approved;

•	the implementation of our strategic plans for our business, any product candidates we may develop and our technology;

•	our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	the rate and degree of market acceptance and clinical utility for any product candidates we may develop;

•	our ability to use the proceeds of this offering in ways that increase the value of your investment;

•	our expectations related to the use of proceeds from this offering, and estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	our ability to maintain and establish collaborations;

•	our financial performance;

•	our ability to effectively manage our anticipated growth;

•	developments relating to our competitors and our industry, including the impact of government regulation;

•	our estimates regarding the market opportunities for our product candidates;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals; and

•	other risks and uncertainties, including those listed under the section titled “Risk Factors.”

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2018, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K.

You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

THE COMPANY

Our Business

We are a clinical-stage immunotherapy company developing the next generation of novel T cell therapies for patients suffering from cancer by overcoming the limitations of chimeric antigen receptor T (CAR-T) cell therapies and engineered T cell therapies that use the full T cell receptor (TCR-T cells). Our proprietary TCR Fusion Construct T cells (TRuC-T cells) specifically recognize and kill cancer cells by harnessing the entire T cell receptor (TCR) signaling complex, which we believe is essential for T cell therapies to be effective in patients with solid tumors.

We have designed our TRuC-T cells so that tumor cell recognition does not require human leukocyte antigen (HLA), which provides two important benefits. First, in contrast to current engineered TCR-T cells, our technology is designed so that it can be applied to all patients that express the cancer surface antigen irrespective of HLA subtype, which we believe will allow us to address a significantly larger patient population. Second, HLA is downregulated or lost in many tumors, which can prevent their recognition by T cells and lead to diminished response rates and higher relapse rates. We therefore believe our approach will allow us to deliver the first HLA-independent TCR-T cell therapy for patients with solid tumors. We also believe that our product candidates have the potential to improve upon the efficacy and safety of currently approved CAR-T cell therapies in CD19-positive B-cell hematological malignancies. This belief is based on preclinical studies comparing our product candidates to CAR-T cells that we engineered.

Our lead TRuC-T cell targeting solid tumors is TC-210. We have initiated our Phase 1/2 clinical trial for TC-210 to treat patients with non-small cell lung cancer (NSCLC), ovarian cancer, malignant pleural/peritoneal mesothelioma and cholangiocarcinoma. We estimate the patient population for TC-210 in the four indications which we are exploring in our clinical trial is up to 80,000 patients in the United States alone. In our preclinical studies, TC-210 has demonstrated better anti-tumor activity, longer persistence, and lower cytokine release compared to CAR-T cells we engineered with the same mesothelin binder. We anticipate an interim update of the Phase 1 portion of the TC-210 Phase 1/2 clinical trial in the first half of 2020.

Our lead TRuC-T cell targeting hematological malignancies is TC-110. We have initiated our Phase 1/2 clinical trial for TC-110 to treat patients with adult acute lymphoblastic leukemia (aALL) and with aggressive or indolent non-Hodgkin lymphoma (NHL). These are indications for which CAR-T cells have either not been approved (indolent NHL), have proven too toxic (aALL) or have benefitted only a minority of patients (aggressive NHL). In our preclinical studies of TC-110, we have observed better anti-tumor activity, improved persistence and lower cytokine release compared to CAR-T cells we engineered to target CD19. We anticipate an interim update of the Phase 1 portion of the TC-110 Phase 1/2 clinical trial in the second half of 2020.

In addition to our two lead clinical programs, we are expanding our pipeline by utilizing our versatile platform to address some of the primary challenges to cell therapies such as the hostile and immunosuppressive tumor microenvironment. These include enhancements, such as dual targeting TRuC-T cells and other accessories to combat the tumor microenvironment, new targets for which we believe TRuC-T cells offer advantages to existing therapeutic modalities, and allogeneic, or off-the-shelf, TRuC-T cell approaches to simplify manufacturing, reduce cost of therapy, and improve access to our therapies for patients. We are expanding our TRuC-T cell platform to address other solid and hematological tumor types and as such, we are developing new TRuC-T cells for what we believe are the most promising targets.

Our TRuC platform originated from the work of our scientific founder, Dr. Patrick Baeuerle, a leading immunologist who developed the world’s first bispecific antibody, Blincyto®. We have assembled a scientific team with deep translational medicine, manufacturing and immunotherapy expertise to develop optimally designed TRuC-T cells to treat patients suffering from a wide range of hematologic cancers and solid tumors.

Our management team brings extensive experience in cell therapy, including CAR-T and TCR-T cells, and all phases of drug discovery and development gained at large pharmaceutical and biotechnology companies, and we believe they will enable us to continue advancing our pipeline and expanding the capabilities of our platform.

Corporate History and Information

We were incorporated under the laws of the State of Delaware in May 2015 under the name TCR2, Inc. On November 14, 2016, we changed our name to TCR2 Therapeutics Inc. Our principal executive office is located at 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142, and our telephone number is (617) 949-5200. Our website address is www.tcr2.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Additionally, you should not rely on any such information in making your decision whether to purchase our common stock. Our common stock trades on The Nasdaq Global Select Market under the symbol “TCRR.”

In February 2019, we completed our initial public offering, or IPO, and sold 5,750,000 shares of our common stock, at a public offering price of $15.00 per share for an aggregate offering of $86.3 million. The shares began trading on The Nasdaq Global Select Market on February 14, 2019. The aggregate net proceeds received by us from the offering were approximately $77.1 million, after deducting underwriting discounts and commissions and other offering expenses payable by us.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

USE OF PROCEEDS

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. For example, we may use a portion of the net proceeds for the acquisition or licensing of businesses or technologies to continue to build our pipeline, our research and development capabilities, our manufacturing capabilities and our intellectual property position, although we currently have no agreements, commitments or understandings with respect to any such transaction. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our research and development, the status of and results from non-clinical studies or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates or strategic opportunities that become available to us, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, or our charter, and amended and restated by-laws, or our by-laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated.

As of March 4, 2020, 24,075,906 shares of our common stock were outstanding (including 69,825 shares of unvested restricted stock subject to repurchase by us) and held by 19 stockholders of record.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights and no sinking fund provisions are applicable to our common stock.

In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

All outstanding shares are fully paid and non-assessable. When we issue shares of common stock under this prospectus, the shares will fully be paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Preferred Stock

Our board of directors is authorized, without further action by the stockholders, to designate and issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and non-assessable and will not be subject to any preemptive or similar rights.

Registration Rights

Pursuant to the terms of our Amended and Restated Investors’ Rights Agreement, dated as of February 28, 2018, with certain of our stockholders, including our principal stockholders and their affiliates, or the Investors’ Rights Agreement, certain of our stockholders are entitled to rights with respect to the registration of their shares under the Securities Act, including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations under the Amended and Restated Investors’ Rights Agreement will be borne by us, and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

The holders of 7,679,756 shares of our common stock outstanding at the time of this prospectus are entitled to the registration rights described below. We refer to these shares collectively as registrable securities.

Demand Registration Rights

The holders of our registrable securities are entitled to demand registration rights. Under the terms of the Amended and Restated Investors’ Rights Agreement, we will be required, upon the written request of holders of at least a majority of outstanding registrable securities, including at least a majority of the common stock issuable or issued upon conversion of our Series A preferred stock and at least a majority of the common stock issuable or issued upon conversion of the Series B preferred stock, to file a registration statement with respect to at least 40% of the outstanding registrable securities (or a lesser percent if the anticipated aggregate offering price, net of related fees and expenses, would exceed $5 million), we will be required to file a registration statement covering all securities eligible for registration that our stockholders request to be included in such registration. We are required to effect up to two registrations pursuant to this provision of the Investors’ Rights Agreement in any twelve-month period.

Short-Form Registration Rights

The holders of our registrable securities are also entitled to short form registration rights. Pursuant to the Amended and Restated Investors’ Rights Agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of holders of at least 10% of our outstanding registrable securities to sell registrable securities with an anticipated aggregate offering amount of at least $1.0 million, we will be required to use our commercially reasonable efforts to file a Form S-3 registration restatement covering all registrable securities that our stockholders request to be included in such registration. We are required to effect only two registrations in any twelve-month period pursuant to this provision of the Amended and Restated Investors’ Rights Agreement. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Piggyback Registration Rights

The holders of our registrable securities are also entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of our outstanding registrable securities are entitled to include their shares in the registration. Subject to certain exceptions contained in the Amended and Restated Investors’ Rights Agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

The Amended and Restated Investors’ Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights

The registration rights granted under the Amended and Restated Investors’ Rights Agreement will terminate upon the earlier of (i) a merger, sale or liquidation of our company, (ii) at such time after our initial public offering when all registrable securities could be sold under Rule 144 of the Securities Act or a similar exemption without limitation during a three-month period without registration or (iii) the fifth anniversary of our initial public offering.

Anti-Takeover Effects of Delaware Law and Provisions of our Charter and our By-laws

Certain provisions of the Delaware General Corporation Law and of our charter and our by-laws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Choice of Forum

Our by-laws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of or based on a breach of a fiduciary duty owed by any of our current or former directors, officers and employees to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, employees or stockholders arising pursuant to any provision of the Delaware General Corporation Law, our charter or our by-laws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, which we refer to herein as the “Delaware Forum Provision.” The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Our by-laws further provide that, unless we consent in writing to an alternative forum, the United States District Court for the District of Massachusetts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, which we refer to herein as the “Federal Forum Provision.” We have chosen the United States District Court for the District of Massachusetts as the exclusive forum for such causes of action because our principal executive offices are located in Cambridge, Massachusetts. In addition, our by-laws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the foregoing Delaware Forum Provision and Federal Forum Provision.

On December 19, 2018, in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL (Del. Ch.), the Court of Chancery of the State of Delaware issued a decision declaring that federal forum selection provisions that purport to require claims under the Securities Act be brought in federal court are ineffective and invalid under Delaware law. On August 5, 2019, the decision was appealed to the Delaware Supreme Court and the appeal is pending. Unless and until the Court of Chancery’s decision in Sciabacucchi is reversed by the Delaware Supreme Court or otherwise abrogated, we do not intend to enforce the Federal Forum Provision designating the District of Massachusetts as the exclusive forum for Securities Act claims. In the event that the Delaware Supreme Court affirms the Court of Chancery’s Sciabacucchi decision or otherwise makes a determination that provisions such as the Federal Forum Provision are invalid, our Board of Directors intends to amend promptly our by-laws to remove the Federal Forum Provision. Such amendment could cause the Company to incur additional costs, which could have an adverse effect on our business, financial condition or results of operations.

We recognize that the Delaware Forum Provision and the Federal Forum Provision may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the Commonwealth of Massachusetts. Additionally, the forum selection clauses in our by-laws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. Alternatively, if the Federal Forum Provision is found inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have an adverse effect on our business, financial condition or results of operations. The Court of Chancery of the State of Delaware or the United States District Court for the District of Massachusetts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Provisions of our Charter and our By-laws

Our charter and our by-laws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies. In accordance with our charter, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our charter also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders. Our charter provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This requirement may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our by-laws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders. Our charter and by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements. Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our by-laws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Charter and By-laws. As required by the Delaware General Corporation Law, any amendment of our charter must first be approved by a majority of our board of directors, and if required by law or our charter, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability, and the amendment of our charter must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws, and may also be amended by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock. Our charter provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “TCRR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time; and

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which such dates will be determined;

•	the persons to whom interest will be payable;

•	the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or repurchase the debt securities as a result of such obligation;

•

the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•

whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the debt securities will be in registered form, bearer form, or both, and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•

any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

•

whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge;

•

whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

•

the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Our governing instruments do not define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise provided in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Interest on the debt securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•

exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture;

•

after giving effect to the transaction, there is no event of default under the applicable indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•	default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series when due and payable unless such date has been extended or deferred;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures require each trustee to give notice to the holders of debt securities within the later of 90 days after an event of default and 30 days after the event of default is actually known to a responsible officer of such trustee, unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture:

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities;

•	to make any change that does not adversely affect the rights of any securityholder in any material respect;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee; or

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities, the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

No Recourse

No recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to those units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which the units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant based on the composition of the unit and as may be updated in any applicable prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or may request that their units be combined into fewer units of larger denominations, as long as the total amount of units held by a holder is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

•

on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading market for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of TCR2 Therapeutics Inc. as of December 31, 2018 and 2017, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.tcr2.com. The information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We incorporate by reference the documents listed below that we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 29, 2019;

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 13, 2019, for the quarter ended June  30, 2019 filed with the SEC on August 9, 2019 and for the quarter ended September  30, 2019 filed with the SEC on November 12, 2019;

•	our Current Reports on Form 8-K filed with the SEC on February 25, 2019, February 26, 2019 and October 17, 2019;

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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 12, 2019, including any amendments or reports filed for the purposes of updating this description; and

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all future documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, prior to the termination of the offering of the underlying securities; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: TCR2 Therapeutics Inc., 100 Binney Street, Suite 710, Cambridge, Massachusetts 02142.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$125,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC

Jefferies

Piper Sandler

BMO Capital Markets

            , 2021